Exhibit 10.1

INNERWORKINGS, LLC

2004 UNIT OPTION PLAN

1.	ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. Innerworkings, LLC 2004 Unit Option Plan (the “Plan”) is hereby established effective as of January 1, 2004.

1.2 Purpose. The purpose of the Plan is to advance the interests of the Participating Company Group and its members by providing an incentive to attract, retain and reward persons performing services for the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the Units available for issuance under the Plan have been issued and all restrictions on such Units under the terms of the Plan and the agreements evidencing Options granted under the Plan have lapsed.

2.	DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Board” means the Board of Directors or Managers of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(c) “Committee” means the Compensation Committee or other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(d) “Company” means Innerworkings, LLC, a Delaware limited liability company, or any successor thereto.

(e) “Consultant” means any person, including an advisor, engaged by a Participating Company to render services other than as an Employee or a Director.

(f) “Director” means a member of the Board of Directors or Managers or of the board of directors of any other Participating Company.

(g) “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Participating Company Group because of the sickness or injury of the Optionee.

(h) “Employee” means any person treated as an employee (including an officer or a Director who is also treated as an employee) in the records of a Participating Company; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan.

(i) “Fair Market Value” means, as of any date, the value of a Unit or other property as determined by the Board, in good faith without regard to any restriction after then a restriction which, by its term will never lapse.

(j) “Option” means a right to purchase Units (subject to adjustment as provided in Section 4.2) pursuant to the terms and conditions of the Plan.

(k) “Option Agreement” means a written agreement between the Company and an Optionee setting forth the terms, conditions, and restrictions of the Option granted to the Optionee and any Unit acquired upon the exercise thereof.

(l) “Optionee” means a person who has been granted one or more Options.

(m) “Parent Company” means any present or future company that controls the Company.

(n) “Participating Company” means the Company or any Parent Company or Subsidiary Company.

(o) “Participating Company Group” means, at any point in time, all companies collectively which are then Participating Companies.

(p) “Securities Act” means the Securities Act of 1933, as amended.

(q) “Service” means an Optionee’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. The Optionee’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionee renders Service to the Participating Company Group or a change in the Participating Company for which the Optionee renders such Service, provided that there is no interruption or termination of the Optionee’s Service. Furthermore, an Optionee’s Service with the Participating Company Group shall not be deemed to have terminated if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Optionee’s Service shall be deemed to have terminated unless the Optionee’s right to return to Service with the Participating Company Group is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Optionee’s Option Agreement. The Optionee’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the corporation for which the Optionee performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Optionee’s Service has terminated and the effective date of such termination.

(r) “Subsidiary Company” means any present or future company that is controlled by the Company.

(s) “Units” means A Non-Voting Units of the Company, as adjusted from time to time in accordance with Section 4.2.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3.	ADMINISTRATION.

3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan or of any Option shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Option.

3.2 Authority of Officers. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, determination or election.

3.3 Powers of the Board. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Board shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Options shall be granted and the number of Units to be subject to each Option;

(b) to determine the Fair Market Value of Units or other property;

(c) to determine the terms, conditions and restrictions applicable to each Option (which need not be identical) and any Units acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Option, (ii) the method of payment for Units purchased upon the exercise of the Option, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Option or such Units, including by the withholding or delivery of Units, (iv) the timing, terms and conditions of the exercisability of the Option or the vesting of any Units acquired upon the exercise thereof, (v) the time of the expiration of the Option, (vi) the effect of the Optionee’s termination of Service with the

Participating Company Group on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Option or such Units not inconsistent with the terms of the Plan;

(d) to approve one or more forms of Option Agreement;

(e) to amend, modify, extend, cancel, renew, reprice or otherwise adjust the exercise price of, or grant a new Option in substitution for, any Option or to waive any restrictions or conditions applicable to any Option or any Units acquired upon the exercise thereof;

(f) to accelerate, continue, extend or defer the exercisability of any Option or the vesting of any Units acquired upon the exercise thereof, including with respect to the period following an Optionee’s termination of Service with the Participating Company Group;

(g) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Board deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Options; and

(h) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option Agreement and to make all other determinations and take such other actions with respect to the Plan or any Option as the Board may deem advisable to the extent consistent with the Plan and applicable law.

4.	SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Units Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Units that may be issued under the Plan shall be determined by the Board. If an outstanding Option for any reason expires or is terminated or canceled or if Units are acquired upon the exercise of an Option subject to a Company repurchase option and are repurchased by the Company at the Optionee’s exercise price, the Units allocable to the unexercised portion of such Option or such repurchased Units shall again be available for issuance under the Plan.

4.2 Adjustments for Changes in Capital Structure. In the event of any Unit dividend, Unit split, reverse Unit split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of Units subject to the Plan and to any outstanding Options and in the exercise price per Unit of any outstanding Options. If a majority of the Units which are of the same class as the Units that are subject to outstanding Options are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event, as defined in Section 8.1) Securities of another entity (the “New Securities”), the Board may unilaterally amend the outstanding Options to provide that such Options are exercisable for New Securities. In the event of any such amendment, the number of Units subject to, and the exercise price per Unit of, the outstanding Options shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional Unit resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

5.	ELIGIBILITY AND OPTION LIMITATIONS.

Options may be granted only to Employees, Consultants, and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants” and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options are granted in connection with written offers of an employment or other service relationships with the Participating Company Group. Eligible persons may be granted more than one (1) Option.

6.	TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of Units covered thereby, in such form as the Board shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Board; provided, however, that the exercise price per share for an Option shall be not less than the Fair Market Value of a Unit on the effective date of grant of the Option.

6.2 Exercise Period. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria, and restrictions as shall be determined by the Board and set forth in the Option Agreement evidencing such Option; provided, however, that (a) no Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Option, (b) no Option granted to a prospective Employee, prospective Consultant or prospective Director may become exercisable prior to the date on which such person commences Service with a Participating Company, and (c) with the exception of an Option granted to an officer, Director or Consultant, no Option shall become exercisable at a rate less than twenty percent (20%) per year over a period of five (5) years from the effective date of grant of such Option, subject to the Optionee’s continued Service. Subject to the foregoing, unless otherwise specified by the Board in the grant of an Option, any Option granted hereunder shall have a term often (10) years from the effective date of grant of the Option.

6.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of Units being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company, or attestation to the ownership, of Units owned by the Optionee having a Fair Market Value (as determined by the Company without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the exercise price, (iii) by the Optionee’s promissory note in a form approved by the Company, (iv) by such other consideration as may be approved by the Board from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Board may at any time or from time to time, by adoption of or by amendment to the standard forms of Option Agreement described in Section 7, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Unit. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Units to the extent such tender or attestation would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s Units. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company, or attestation to the ownership, of Units unless such Units either have been owned by the Optionee for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii) Payment by Promissory Note. No promissory note shall be permitted if the exercise of an Option using a promissory note would be a violation of any law. Any permitted promissory note shall be on such terms as the Board shall determine at the time the Option is granted. The Board shall have the authority to permit or require the Optionee to secure any promissory note used to exercise an Option with the Units acquired upon the exercise of the Option or with other collateral acceptable to the Company. Unless otherwise provided by the Board, if the Company at any time is subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Company’s securities, any promissory note shall comply with such applicable regulations, and the Optionee shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

6.4 Tax Withholding. The Company shall have the right, but not the obligation, to deduct from the Units issuable upon the exercise of an Option, or to accept from the Optionee the tender of, a number of Units having a Fair Market Value, as determined by the Company, equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to such Option or the Units acquired upon the exercise thereof. Alternatively or in addition, in its discretion, the Company shall have the right to require the Optionee, through payroll withholding, cash payment or otherwise, to make adequate provision for any such tax withholding obligations of the Participating Company Group arising in connection with the Option or the Units acquired upon the exercise thereof. The Company shall have no obligation to deliver Units or to release Units from an escrow established pursuant to the Option Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Optionee.

6.5 Repurchase Rights. Units issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Option is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Optionee shall execute any agreement evidencing such transfer restrictions prior to the receipt of Units hereunder and shall promptly present to the Company any and all certificates representing Units acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

6.6 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein, an Option shall be exercisable after an Optionee’s termination of Service as follows:

(i) Disability. If the Optionee’s Service with the Participating Company Group is terminated because of the Disability of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee (or the Optionee’s guardian or legal representative) at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option (the “Option Expiration Date”).

(ii) Death. If the Optionee’s Service with the Participating Company Group is terminated because of the death of the Optionee, the Option, to the extent unexercised and exercisable on the date on which the Optionee’s Service terminated, may be exercised by the Optionee’s legal representative or other person who acquired the right to exercise the Option by reason of the Optionee’s death at any time prior to the expiration of six (6) months (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date. The Optionee’s Service shall be deemed to have terminated on account of death if the Optionee dies within thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the Optionee’s termination of Service.

(iii) Other Termination of Service. If the Optionee’s Service with the Participating Company Group terminates for any reason, except Disability or death, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee’s Service terminated, may be exercised by the Optionee within thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date on which the Optionee’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option within the applicable time periods set forth in Section 6.6(a) is prevented by the provisions of Section 11 below, the Option shall remain exercisable until thirty (30) days (or such longer period of time as determined by the Board, in its discretion) after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Expiration Date.

7.	STANDARD FORMS OF OPTION AGREEMENT.

7.1 General. Unless otherwise provided by the Board at the time the Option is granted, an Option shall comply with and be subject to the terms and conditions set forth in the standard forms of Option Agreement adopted by the Board concurrently with its adoption of the Plan and as amended from time to time.

7.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any of the standard forms of Option Agreement described in this Section 7 either in connection with the grant or amendment of an individual Option or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of Option Agreement are not inconsistent with the terms of the Plan.

8.	CHANGE IN CONTROL.

8.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the A Common Units of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the holders of A Common Units of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of the A Common Units immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding A Common Unit of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

8.2 Effect of Change in Control on Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing company or parent company thereof, as the case may be (the “Acquiring Company”), may either assume the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the Acquiring Company’s securities. For purposes of this Section 8.2, an Option shall be deemed assumed if, following the Change in Control, the Option confers the right to purchase in accordance with its terms and conditions, for each Unit subject to the Option immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) to which a holder of a Unit on the effective date of the Change in Control was entitled. Any Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control. Notwithstanding the foregoing, Units acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such Units shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.

9.	PROVISION OF INFORMATION.

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each Optionee and purchaser of Units upon the exercise of an Option. The Company shall not be required to provide such information to key employees whose duties in connection with the Company assure them access to equivalent information.

10.	NONTRANSFERABILITY OF OPTIONS.

During the lifetime of the Optionee, an Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. No Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution.

11.	COMPLIANCE WITH SECURITIES LAW.

The grant of Options and the issuance of Units upon exercise of Options shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Options may not be exercised if the issuance of Units upon exercise would constitute a violation of any applicable federal, state or foreign securities. In addition, no Option may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the Units issuable upon exercise of the Option or (b) in the opinion of legal counsel to the Company, the Units issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Units hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

12.	INDEMNIFICATION.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

13.	TERMINATION OR AMENDMENT OF PLAN.

The Board may terminate or amend the Plan at any time. However, without the approval of the Company’s members, there shall be no amendment of the Plan that would require approval of the Company’s members under any applicable law, regulation or rule. No termination or amendment of the Plan may adversely affect any then outstanding Option or any unexercised portion thereof, without the consent of the Optionee, unless such termination or amendment is necessary to comply with any applicable law, regulation or rule.